BY-LAWS OF

CR GLOBAL HOLDINGS, INC.

Article I - Offices

Section 1.01   Location.   The address of the initial registered office of CR Global Holdings, Inc. (the “Corporation”) in the Commonwealth of Virginia and the name of the registered agent at such address shall be as specified in the Articles of Incorporation.  The Corporation may also have other offices at such places within or without the Commonwealth of Virginia as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.02   Change of Location.   In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation's registered office in the Commonwealth of Virginia and the Board of Directors may make, revoke or change the designation of the registered agent.

Article II - Meetings of Stockholders

Section 2.01   Annual Meeting.   The annual meeting of the preferred stockholders (“stockholders”) of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place, within or without the Commonwealth of Virginia, as the Board of Directors may by resolution designate.

Section 2.02   Special Meetings.   Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the Board of Directors, or at the request of stockholders owning at least twenty five per-cent (25%) of the total number of shares entitled to vote at such special meeting, who deliver notice to the Secretary describing the purposes thereof.  Special meetings of stockholders shall be held at such time, date and place within or without the Commonwealth of Virginia as shall be designated in the notice of such special meeting.

Section 2.03   List of Stockholders Entitled to Vote.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list, of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open, for at least ten (10) days prior to the meeting, during ordinary business hours, to the examination of any stockholder for any purpose germane to the meeting.  For purposes of stockholder examination, the list shall be maintained at the place where the meeting is to be held. The list shall also be produced and kept during the entire meeting and may be inspected by any stockholder who is present and entitled to vote.  The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

Section 2.04   Notice of Meeting.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat.  If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation; if sent by electronic mail, when delivered to an electronic mail address (if any) at which the stockholder has consented to receive such notice;

Section 2.05   Fixing of Record Dates.  The Board of Directors may fix, in advance, a record date, which shall not precede the date of adoption of the resolution fixing the record date, and shall not be more than sixty (60) days or less than ten (10) days before the date of such meeting for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof or for the purpose of any other lawful action.  If no record date is fixed by the Board of Directors, the record date shall be established in accordance with the Virginia Stock Corporation Act.

Section 2.06   Adjourned Meetings and Notice Thereof.  Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting.  Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.07   Quorum.   At any meeting of stockholders, except as otherwise expressly required by law, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  Less than a quorum shall have power to adjourn any meeting until a quorum shall be present.  When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder.

Section 2.08   Voting.

(a)At any meeting of stockholders, stockholders entitled to vote at such meeting shall have one (1) vote for each share of stock held by such preferred stockholder. Voting need not be by written ballot and need not be conducted by inspectors unless otherwise determined by resolution of the Board of Directors.

(b)Unless otherwise provided by Virginia law, the Articles of Incorporation, these By-Laws or agreement of the stockholders, the vote of the holders of not less than a majority of shares present and entitled to vote at a meeting which has a quorum is required for action by the stockholders.

(c)Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation, sufficient in law to support an irrevocable power. To the maximum extent permitted by law, any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.08 (c) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.09   Action by Consent of Stockholders.

(a)Unless otherwise provided in the Articles of Incorporation or in any agreement of the stockholders, any action required or permitted by law, the Articles of Incorporation, or these By-Laws, to be taken at any annual or special meeting of the preferred stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders (or proxyholders) of the outstanding preferred stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Secretary of the Corporation for inclusion in the corporate records.  Prompt notice of any action taken without a meeting shall be given to all stockholders who do not consent in writing and otherwise in accordance with law.

(b)A telegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 2.09, provided that any such telegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram or other electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram or electronic transmission. No consent given by telegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Article III - Board of Directors

Section 3.01   General Powers.   The property, business and affairs of the Corporation shall be managed by the Board of Directors.  The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by Virginia law, the Articles of Incorporation or these By-Laws.

Section 3.02   Number of Directors; Qualification.   The Board of Directors of the Corporation shall consist of at least one (1) member but not more than seven (7) members. Directors need not be stockholders of the Corporation. Within the foregoing range, the number of Directors may be increased by vote of Directors having a majority of the votes held by all Directors.

Section 3.03Election; Certain Voting Rights.   Directors shall be elected by the affirmative vote of stockholders holding a majority of the outstanding shares of stock entitled to vote at each annual meeting of the stockholders and shall have one vote on all matters on which the vote of the Board is required, authorized or otherwise taken provided that consistent with authority in the Certificate of Incorporation, the stockholders may agree in a stockholder’s agreement between them that one or more directors shall have the right to designate or appoint on or more Directors of the Corporation and that one or more Directors may have more than one vote, or less than one vote, on all matters on which the vote of the Board is required, authorized or otherwise taken. Any agreement so taken so made will be binding on the Corporation and all stockholders of the Corporation so long as such stockholder’s agreement remains in effect.

Section 3.04   Term.   Each director shall hold office until his or her successor is elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation or removal.

Section 3.05   Resignation and Removal.   Any director may resign at any time upon written notice to the Corporation.  The resignation of any director shall take effect upon delivery of notice thereof or at such later time as shall be specified in such notice.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed at any time with or without cause by the stockholders entitled to vote at a special meeting called for such purpose by vote of a majority of the shares entitled to vote at such meeting.

Section 3.06   Vacancies.   Subject to any rights pursuant to Section 3.03, vacancies in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors shall be filled by a majority of the total number of votes held by all directors then in office, though less than a quorum. Subject to Section 3.03, if one or more directors shall resign from the Board of Directors effective at a future date, a majority of the total number of votes held by all directors then in office, including those who have so resigned at a future date, shall have the power to fill such vacancy or vacancies.  The vote thereon shall take effect and the vacancy shall be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section.

Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his or her successor shall be elected and qualified, except in the event of the earlier termination of his or her office by reason of death, resignation or removal.

Section 3.07   Quorum and Voting. A majority of the total number of votes held by all directors shall constitute a quorum for the transaction of business.  A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.  In the absence of a quorum, a majority of the total number of votes held by all directors present may adjourn the meeting until a quorum shall be present.

Each Director of the Corporation shall have one (1) vote on all matters on which the vote of the Board of Directors is required, authorized, or otherwise taken.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other.  The participation in such a meeting shall constitute presence in person at such meeting for all purposes.

At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of directors holding a majority of the votes held by all directors unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 3.08  Annual Meeting of Board of Directors.   An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business.

No notice of the annual meeting of the Board of Directors need be given if such meeting is held promptly after and at the place specified for the annual meeting of stockholders.  Otherwise, such annual meeting shall be held at such time (but not more than thirty (30) days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 3.09   Regular Meetings.   Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of North Carolina, as shall from time to time be determined by the Board of Directors.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.10   Special Meetings.  Special meetings of the Board of Directors may be called from time to time by the Chairman and shall be called by the President upon written request of a majority of the votes held by the whole Board of Directors directed to the President or Secretary.  Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

Section 3.11   Notice of Meetings; Waiver of Notice.  Except as provided in this section and in Section 3.08, notice of any meeting of the Board of Directors must be given to all directors.  Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least five (5) days before the day on which such special meeting is to be held, or (ii) if sent to such director at such address by facsimile, telegraph or electronic transmission such as email not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting is to be held.  Each such notice shall state the time and place of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telegram or electronic transmission such as email and confirmed in writing) whether before or after the holding of such meeting, or if such director is present at such meeting.  Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors then in office shall be present thereat.

Section 3.12   Compensation of Directors.  The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

Section 3.13   Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors, whether before or after the action taken and such written consent is filed with the corporate records. Any action so taken shall be effective when the last director signs unless a different effective date is specified in the consent and the consent states the date of execution by each director.

Section 3.14   Interested Directors.

(a) No contract or transaction between a corporation and 1 or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which 1 or more of the Corporation’s directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

(1) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, committee, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.15   Observation Rights. The Board of Directors may from time to time grant observation rights to representatives of any lender, investor or other interested party to attend, participate in or receive copies of minutes of any meetings of the Board of Directors, all on such terms as the Board of Directors in its good faith discretion determines necessary or appropriate.

Article IV - Officers

Section 4.01Executive Officers.  The Corporation shall have a President and such other officers as the Board of Directors may from time to time determine.  It may also have a Chairman of the Board of Directors, who shall be a director of the Corporation, and one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Secretaries or Assistant Secretaries and one or more Treasurers or Assistant Treasurers.  A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.

Section 4.02Chairman of the Board.  The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which such person shall be present.  The Chairman of the Board of Directors shall have and may exercise such powers as are from time to time assigned to by the Board of Directors.

Section 4.03President.  In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and of the Board of Directors at which such person shall be present; subject to any approval , authorization or consent requirements or other limitations established by the Board of Directors, such person shall have general charge and supervision of the assets and affairs of the Corporation; such person may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, such person shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to such person by the Board of Directors. If there is no Secretary or Assistant Secretary responsible for such matters, the President shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 4.04Vice-Presidents.  The Vice-President or Vice-Presidents, at the request of the President or in such person’s absence or during such person’s inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions.  The Vice-President or Vice-Presidents shall have such other powers and perform such other duties and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

Section 4.05Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; such person shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; such person shall be custodian of the records of the Corporation; such person shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, such shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to such person by the Board of Directors or the President.

Section 4.06Assistant Officers.  The Assistant Vice-Presidents shall have such duties as are from time to time assigned to them by the Board of Directors or the President.  The Assistant Secretaries shall have such duties as are from time to time assigned to them by the Board of Directors or the Secretary.

Section 4.07Subordinate Officers.  The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable.  Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Section 4.10 may prescribe.

Section 4.08Compensation.  The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 4.09Election, Tenure and Removal of Officers.  The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the role choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.  The Board of Directors may remove an officer or agent at any time with or without cause.  The removal of an officer or agent does not prejudice any of his or her contract rights.  The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.

Section 4.10Resignation.  Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Article V - Capital Stock

Section 5.01   Certificates for Stock.  Each preferred and common stockholder of the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by the President or a Vice-President and by either the Treasurer, the Secretary or Assistant Secretary of the Corporation, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

Section 5.02   Stock Ledger.  A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors.  Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and, in the case of certificates which have been canceled, the dates of cancellation thereof.  The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the only person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any person who is not a stockholder of record whether or not the Corporation shall have express or other notice thereof.

Section 5.03 Cancellation.  Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.04) until such existing certificate shall have been canceled.

Section 5.04   Lost, Destroyed, and Mutilated Certificates.  In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate.  In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate.  The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof.  The Board of Directors may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate.  A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.05   Restrictions on Transfer.  Stock of the Corporation may be transferred only in accordance with the restrictions specified in the Articles of Incorporation, in any stockholder agreement(s) and all applicable state and federal securities laws and regulations.

Article VI - Miscellaneous Provisions

Section 6.01   Corporate Seal.  The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Commonwealth of Virginia."  The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used, in such manner as the Board of Directors may determine.

Section 6.02   Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, or such other twelve (12) consecutive months as the Board of Directors may designate.

Section 6.03   Waiver of Notice.  Whenever any notice is required to be given under any provision of law, the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.04   Execution of Instruments, Contracts, Etc.  All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate. To the fullest extent permitted by law, it shall not be necessary for the Secretary to attest the signature of any officer of the Corporation in order to constitute an act of the Corporation, whether in contract, for purposes of any action by the Corporation or otherwise.

All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation.  Such designation may contain the power to substitute, in the discretion of the person named, one or more persons.

Article VII

Indemnification

Section 7.01Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Articles of Incorporation and applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof)

commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 7.02Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by the Articles of Incorporation or applicable law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Article VIII - Amendments

Section 8.01   Amendments. The Board of Directors of the Corporation is expressly authorized to make, alter, or repeal these By-laws, but the stockholders may make additional by-laws and may alter or repeal any By-laws whether adopted by them or otherwise, provided that the Board of Directors shall first provide written notice five (5) days prior to making any such changes, alterations or repeal of these By-laws to all stockholders.